Exhibit 10.3

ASSIGNMENT OF NET PROFITS INTEREST AND IRREVOCABLE OPTION TO
CONVERT TO WORKING INTEREST

STATE OF LOUISIANA	§
	§	KNOW ALL MEN BY THESE PRESENTS:
PARISH OF ACADIA	§

THAT, NEXT BRIDGE HYDROCARBONS, INC., a Nevada corporation, whose address is 500 W. Texas Avenue, Midland, Texas (“Assignor”), for One Hundred Dollars ($100.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, subject to the exception and reservations set forth herein, has BARGAINED, GRANTED, SOLD, TRANSFERRED, ASSIGNED and CONVEYED, and does by these presents BARGAIN, GRANT, SELL, TRANSFER, ASSIGN and CONVEY to PANTHER BRIDGE, LLC, whose address is 500 W. Texas Avenue, Midland, Texas, hereinafter referred to as “Assignee”, a 1/8th (12.50%) of 8/8ths Net Profits Interest (as defined below) in and to all the interests that Assignor has acquired, or may in the future acquire, in the oil, gas and mineral leases and any future wells drilled thereon as described in the attached Annex A, such leases being in hereinafter collectively called the “Leases”.

“Net Profits Interest” means the gross proceeds actually received by Assignor from the sale of oil, gas, and other hydrocarbons produced and saved from the Leases, less the Allowable Costs, as defined below.

“Allowable Costs” means the actual and reasonable costs, expenses, and charges attributable to the Leases that fall into the following categories: all direct costs of operating and maintaining wells, facilities, and equipment; workover costs ; severance, ad valorem, and production taxes imposed by governmental authorities; gathering, treating, processing, and transportation costs from the wellhead to the point of sale, to the extent borne by the Assignor; insurance premiums applicable to operations; plugging and abandonment costs and related site restoration expenses; and third-party service costs necessary to conduct operations. No other costs—including drilling delay payments on the Leases, drilling, completion, and plugging and abandonment, general overhead costs, charges, or deductions—shall be included unless agreed to in writing by both parties.

Payments, if any, shall be made to Assignee within 30 days after the end of each calendar quarter and shall be accompanied by a statement showing the gross proceeds received, the itemized allowable costs, and the calculation of net profits. The Assignee shall have the right, at its sole cost, to audit the Assignor’s books and records relating to the interest not more than once annually, upon thirty (30) days’ prior written notice. Assignee has the option, but not the obligation, to make payments more frequently than provided by this paragraph.

To the extent allowed by law, Assignor hereby assigns and conveys to Assignee, to the fullest extent permitted by law, all rights to any and all federal, state, and local tax benefits, deductions, credits, and other allowances attributable to such drilling and completion costs, including, without limitation, all tangible drilling costs and intangible drilling costs, as those terms are defined tangible drilling costs and intangible drilling costs, as those terms are used for federal income tax purposes under the Internal Revenue Code and applicable Treasury Regulations. The parties acknowledge and agree that, to the extent allowed by law, Assignee shall be entitled to claim and utilize such tax benefits as if Assignee had directly incurred and paid such costs, and Assignor shall cooperate in executing and delivering any documents reasonably necessary to evidence or perfect Assignee’s entitlement thereto.

Assignee shall have the irrevocable one-time option, at any time while Assignor itself (but not any successors) own a working interest in the Leases, to convert any portion of the Net Profits Interest conveyed herein from a net profits interest to an undivided working interest of equal percentage to the amount of the Net Profits Interest converted, in the properties described herein (the “Conversion Option”). The Conversion Option shall be exercised by delivering written notice to Assignor specifying the effective date of conversion, which shall be no earlier than thirty (30) days after receipt of such notice by Assignor. Concurrently with delivery of such notice, Assignee shall execute, acknowledge, and file for record in the conveyance records of each parish in which the properties are located a Notice of Conversion substantially in the form attached hereto as Annex B. Upon the effective date of conversion, the Interest shall thereupon be deemed an undivided working interest in and to the properties, with Assignee succeeding to all rights and obligations of a working interest owner, including the obligation to pay its proportionate share of all costs and expenses of development, operation, and maintenance accruing from and after the effective date of conversion. The parties agree that the Conversion Option is a covenant running with the land and is binding upon and inures to the benefit of the parties hereto and their respective successors and assigns.

TO HAVE AND TO HOLD said interests unto Assignee, its successors and assigns, forever, subject to (i) those matters that are subject to Assignor’s warranty of title below, (ii) all valid and existing matters of public record affecting Assignor’s interest in the Leases and filed of record, (iii) that certain Participation Agreement dated March 27, 2024, between Next Bridge Hydrocarbons, Inc., and Magnetar Exploration, L.P. covering the Leases (the “Participation Agreement”), and (iv) that certain Operating Agreement attached to and made a part of the Participation Agreement, to which reference is here made for all purposes.

Except as provided in the Participation Agreement, prior to exercise of the Conversion Option, Assignee, its successors and assigns, shall never be under any obligation to Assignor to maintain the Leases in force and effect by the payment of rentals, the drilling of wells, the production of minerals or otherwise; it being understood that the Leases may be released in whole or in part without consent, approval, or joinder of Assignor, and that Net Profits Interest therein shall be paid and delivered to Assignee only if, as, and when oil or gas or other minerals are produced on the lands under the terms of the Leases.

Assignor warrants title to the Leases as to all acts and claims made by, through and under Assignor, but not otherwise, subject to the hereinabove set forth instruments and agreements, and Assignor hereby grants and transfers to Assignee, its successors and assigns, to the extent so transferable, the benefit of and the rights to enforce the covenants and warranties, if any, which Assignor may be entitled to enforce against Assignor’s predecessors in title, with full rights of substitution and subrogation thereto.

The parties expressly acknowledge and agree that the interest conveyed herein constitutes an incorporeal immovable under Louisiana law, and the rights and obligations created by this instrument shall attach to and burden or benefit the affected immovable property without the necessity of further act or transfer.

Assignor covenants and agrees that, if required, Assignor will obtain consents to the assignment implemented by this instrument from all lessors under the Subject Leases whose leases include a requirement of their consent to any assignment of their lease, and Assignor will provide to Assignee all such executed consents.

The parties hereto will execute and deliver all such other and additional instruments, notices, releases and other documents and will do and perform all such other acts as may be necessary or advisable to assure to such parties, and their successors and assigns, all of the rights and interests herein provided.

INTENTIONALLY BLANK—SIGNATURES FOLLOW

IN WITNESS WHEREOF, this instrument is executed in the presence of the undersigned competent witnesses as of this 20th day of August, 2025.

WITNESSES:	ASSIGNOR:

NEXT BRIDGE HYDROCARBONS, INC.

Print name:
	By:	/s/ Gregory McCabe
Gregory McCabe
Print name:	Manager

WITNESSES:	ASSIGNEE:

PANTHER BRIDGE LLC

Print name:
	By:	/s/ Gregory McCabe, Jr.
Gregory McCabe, Jr.
Print name:	Manager

STATE OF TEXAS	§
§
COUNTY OF MIDLAND	§

BEFORE ME, the undersigned Notary Public, on this day personally appeared Greg McCabe, known to me to be the person whose name is subscribed to the foregoing instrument, who, being by me duly sworn, did say that he is the Chairman and CEO of NEXT BRIDGE HYDROCARBONS INC., a Nevada corporation, and that the instrument was signed and sealed in behalf of the corporation by authority of its Board of Directors and that Greg McCabe acknowledged the instrument to be the free act and deed of the corporation and that the corporation has no corporate seal.

Dated: _____________________, 2025.

[stamp]	Notary Public, State of Texas

STATE OF TEXAS	§
§
COUNTY OF HARRIS	§

BEFORE ME, the undersigned Notary Public, on this day personally appeared Gregory McCabe, Jr., known to me to be the person whose name is subscribed to the foregoing instrument, who, being by me duly sworn, did say that he is the Manager of PANTHER BRIDGE, LLC, and that the instrument was signed and sealed in behalf of the limited liability company by authority of its Members and that Gregory McCabe, Jr. acknowledged the instrument to be the free act and deed of the limited liability company as general partner of the limited partnership and that the limited partnership has no corporate seal.

Dated: _____________________, 2025.

[stamp]	Notary Public, State of Texas

ANNEX A

The Leases

All in Acadia Parish

PANTHER LEASE SCHEDULE
Contact Name	Date of Lease	Recording Date	Gross Ac	Net Ac	Instrument number	Book	Page
Adam Estate Properties, LLC	03/10/22	6/29/22	416.17	416.17	936293	E73	837
David Chad & Marialine Trahan Murrell	09/07/22	9/19/22	12.2	12.2	938497	J73	68
Jerome Bradley Comier & Barbara Broussard Cormier	02/25/22	6/29/22	14.3	14.3	936295	E73	847
Susan Ann Breaux	02/17/22	6/29/22	35.37	35.37	936296	E73	852
Jared W. Medus, etux	03/31/22	6/29/22	1.123	1.123	936298	E73	862
Deanna Richard Spell	04/08/22	6/29/22	10	10	936299	E73	867
Dexter Paul Guidry	04/08/22	6/29/22	1.358	1.358	936300	E73	872
Eric Lawrence Menard, et ux	04/20/22	6/29/22	8.53	8.53	936301	E73	877
Chester John Simon, Jr. etux	04/20/22	6/29/22	25	25	936302	E73	882
Patrick Dale Leleux, Sr. et al	05/09/22	6/29/22	89.488	89.488	936303	E73	887
Marcus Keith Leleux, etux	05/09/22	6/29/22	2.28	2.28	936304	E73	892
Patrick Dale Leleux, Sr. et al	05/09/22	6/29/22	1.06	1.06	936305	E73	897
Paul Wayne Dailey	06/23/22	6/29/22	1.21	1.21	938494	E73	53
Cody Winston & Michelle L. Guillory	07/15/22	9/19/22	3	3	938496	E73	63
Cody Winston & Michelle L. Guillory	07/15/22	9/19/22	3	3	938495	E73	58
Adam Estate Properties, LLC, et al	09/22/22	9/19/22	4.74	4.74

ANNEX B

Form of Notice of Conversion

NOTICE OF CONVERSION

STATE OF LOUISIANA	§
	§	KNOW ALL MEN BY THESE PRESENTS:
PARISH OF ACADIA	§

THAT, PANTHER BRIDGE, LLC, whose address is 500 W. Texas Avenue, Midland, Texas (“Assignee”), is the present owner of that certain net profits interest (the “Interest”) created under that certain Assignment of Net Profits Interest dated August ___, 2025, from NEXT BRIDGE HYDROCARBONS, INC., a Nevada corporation, whose address is 500 W. Texas Avenue, Midland, Texas (“Assignor”), recorded under Instrument No. __________ in the Conveyance Records of Acadia Parish, Louisiana, and affecting the oil, gas, and mineral leases and lands described therein (the “Properties”).

Pursuant to the irrevocable option contained in said Assignment, Assignee hereby elects to convert the Interest to a 1/6th (16.66%) of 8/8ths working interest in and to the Leases that are listed on Annex A [append Leases in Annex A], effective as of ____________, 20__. From and after the effective date, Assignee shall own an undivided working interest in the Properties with all rights and obligations appurtenant thereto, including the obligation to pay its proportionate share of all costs and expenses of development, operation, and maintenance.

Assignee’s working interest is subject to (i) those matters that are subject to Assignor’s warranty of title below, (ii) all valid and existing matters of public record affecting Assignor’s interest in the Leases and filed of record, (iii) that certain Participation Agreement dated March 27, 2024, between Next Bridge Hydrocarbons, Inc., and Magnetar Exploration, L.P. covering the Leases (the “Participation Agreement”), and (iv) that certain Operating Agreement attached to and made a part of the Participation Agreement, to which reference is here made for all purposes.

This Notice is executed and filed of record to give public notice of such conversion.

THUS DONE AND SIGNED on this ___ day of ____________, 20__, in the presence of the undersigned competent witnesses and me, Notary Public, after due reading of the whole.

WITNESSES:	ASSIGNEE:

PANTHER BRIDGE LLC

Print name:

By:
Gregory McCabe, Jr.
Print name:	Manager

STATE OF TEXAS	§
§
COUNTY OF HARRIS	§

BEFORE ME, the undersigned Notary Public, on this day personally appeared Gregory McCabe, Jr., known to me to be the person whose name is subscribed to the foregoing instrument, who, being by me duly sworn, did say that he is the Manager of PANTHER BRIDGE, LLC, and that the instrument was signed and sealed in behalf of the limited liability company by authority of its Members and that Gregory McCabe, Jr. acknowledged the instrument to be the free act and deed of the limited liability company as general partner of the limited partnership and that the limited partnership has no corporate seal.

Dated: _____________________, 2025.

[stamp]	Notary Public, State of Texas